Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
Legacy Reserves LP
Midland, TX
We hereby consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-149251) and Form S-8 (No. 333‑144586) of Legacy Reserves LP of our report dated March 13, 2008, relating to the consolidated financial statements of Legacy Reserves LP appearing in the Partnership’s annual report on Form 10-K for the year ended December 31, 2007.
/s/ BDO Seidman, LLP
Houston, TX
March 14, 2008